UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2007

RONCO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27471	84-1148206
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

61 Moreland Road, Simi Valley, California 93065-1662
(Address of Principal Executive Offices/Zip Code)

(805) 433-1030
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with comments previously received from the Securities and Exchange Commission ("Commission") and upon a review and assessment by our Chief Financial Officer and our Board of Directors, it was concluded on February 20, 2007, that previously issued financial statements covering the fiscal year ended June 30, 2006, and the interim period as of and for the three months ended September 30, 2006, should no longer be relied upon because of errors in such financial statements. As a result of this assessment and determination, we restated and our financial statements and amended our annual and quarterly reports to reflect the necessary corrections. On February 9, 2007, we filed a Current Report on Form 8-K dated February 5, 2007 to report these matters and a brief description of the facts underlying our conclusions.

We subsequently received additional comments from the Commission in connection with the Commission’s review of Amendment No. 10 to our Registration Statement on Form S-1. Based on these comments and upon a review and assessment by our Chief Financial Officer and our Board of Directors, it was concluded on March 26, 2007, that previously issued financial statements covering the fiscal year ended June 30, 2006, and the interim period as of and for the three month periods ended September 30 and December 31, 2006, should no longer be relied upon because of errors in such financial statements. A brief description of the facts underlying the conclusion to the extent known to the registrant at the time of this filing is as follows:

The holders of our Series A Preferred Stock are entitled to receive cumulative preferred dividends at the rate of $0.1885 per share per annum, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year. Originally, the cumulative dividends were payable in cash or, at our option, in additional shares of Series A Convertible Preferred Stock. Because we failed to make our scheduled October 1, 2005, January 1, 2006 and April 1, 2006 dividend payments on a timely basis, we lost the option to choose unilaterally to make these dividend payments in additional shares of Series A Preferred Stock as opposed to cash. In addition, we incurred penalties because a Registration Statement registering the common stock underlying the Series A Preferred Stock was not declared effective by the time specified in our Registration Rights Agreement with the holders of our Series A Preferred Stock. On June 28, 2006, the holders of our Series A Preferred Stock agreed to be paid dividends in Series A Preferred Stock instead of cash at the rate of .038464 shares per share for the three quarters ended October 1, 2005, December 31, 2005 and March 31, 2006. Under such agreement (the "Settlement Agreement"), we also agreed to issue 1,530,409 shares of Series A Preferred Stock (the "Settlement Shares") as consideration for a waiver of all penalties related to the Series A Preferred Stock holders' rights under the Registration Rights Agreement.

We previously used June 28, 2006, the date of the Settlement Agreement, to record the settlement transaction. Accordingly, the transaction was recorded in the year ended June 30, 2006, and our balance sheet at June 30, 2006 reflected accrued expenses of approximately $4.0 million. We accounted for the difference between $4 million of expense less the settlement value of $3,443,421 (the excess value of the Settlement Shares valued at fair market value of $2.25 on June 28, 2006) as gain on settlement. We calculated this settlement value of approximately $3.4 million based on the fair value of the shares issued under the Settlement Agreement on June 28, 2006. We also accounted for the difference between the accrued dividend liability of approximately $2.5 million and the settlement amount as a gain on settlement. In addition, we accounted for the portion of the gain associated with related parties as a return of capital by crediting additional paid in capital.

Upon further evaluation of our accounting methodology and the relevant accounting principals, we determined that we should not have recorded the settlement on June 28, 2006, but instead in August when the shares were issued. Accordingly, our June 30, 2006 balance sheet should have reflected accrued registration penalties of approximately $4.0 million and accrued dividends of approximately $2.5 million. We should not have recorded the gain on settlement of $1,029,000 and $303,000 of gain associated with related parties, which was accounted for as a contribution to capital until the date the shares were issued. We should have used the fair value of our shares in August to determine the settlement amount. Because the fair value of our stock had declined significantly in August 2006, the settlement amount was much lower, thereby resulting in gain on settlement of approximately $3.6 million, which should have been recorded in the quarter ended September 30, 2006 and the six month period ended December 31, 2006.

In addition, we determined that we should have reclassified preferred stock issued after the quarter ended September 30, 2006 of approximately $711,000 to accrued dividends, and we should have reclassified preferred stock issued after the quarter ended December 31, 2006 of approximately $741,000 to accrued dividends. We also should not have recorded $5.8 million of loss on extinguishment of debt for the period ended December 31, 2006.

As a result of the foregoing matters, our Board of Directors has directed the Company to prepare and file an amended Form 10-K for the fiscal year ended June 30, 2006 and amended Form 10-Qs for the quarterly periods ended September 30 and December 31, 2006, which include a restatement of our financial statements for the fiscal year ended June 30, 2006 and the interim periods as of and for the three month periods ended September 30 and December 31, 2006, to reflect the correction described herein. The company will file such amendments as soon as it completes its analysis and its independent registered accountants completes its review procedures and audit work with respect to the Form 10-K.

Our principal executive officer, principal financial officer and members of the Audit Committee of our Board of Directors have discussed these matters internally and with our current independent registered public accountants. As a result of the anticipated restatement, the previously issued financial statements and related reports of independent registered public accountants for the corresponding periods should no longer be relied upon.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RONCO CORPORATION

March 29, 2007	By: /s/ Ronald C. Stone
Ronald C. Stone
Chief Financial Officer